UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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AMENDMENT NUMBER TWO TO
FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Date of this Report:  February 19, 2010
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CHDT CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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FLORIDA	0-28331	84-1047159
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
Organization)		Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 252-3440
 (Registrant's telephone number, including area code)

Item 8.01 Other Matters.

On February 18, 2010, CHDT Corporation (“Company”) and its subsidiaries and Howard Ullman, a director of the Company, and the plaintiffs in the matter of Esquire Trade & Finance, Inc. and Investcor, LLC v. CBQ, Inc. (03 Civ. 9650 (SC) (S.D.N.Y., November 5, 2009) (“Action”) completed execution of all agreements to a settlement and release for the Action, which settlement and release is subject to entry of an order by the court dismissing the Action and pending appeal by the plaintiffs consistent with the settlement and release.  The settlement and release provides a mutual, general release of all claims that plaintiffs and Company may have against each other as the date of the release, including any causes of action or claims under the Action and any related proceedings.  The settlement provides, in part, that: (1) the parties will seek a court order dismissing the Action; (2) the parties will release each other from any and all claims and causes of action in or related to the Action or the pending appeal to the U.S. Circuit Court for the Second Circuit;  (3) the plaintiffs will pay $100,000 towards the Company’s legal fees incurred in the Action; (4) the Company will support the release of shares of Company Common Stock, $0.0001 par value per share, (“Common Stock”) owned of record by Networkland, Inc., a Virginia corporation, (“NET”) and Technet Computer Services, Inc., a Virginia corporation, (“TECH”) to the plaintiffs or their designees (each such block of Common Stock was sought by the plaintiffs in this Action as part of their claims against the Company (collectively, said shares of Common Stock held of record by NET and TECH being referred to as the “N&T Shares”));  (5) the issuance of 350,000 shares of Common Stock owned by Howard Ullman, a director of the Company, to the plaintiffs or their designees; and (6) the granting by Mr. Ullman of a five year option to purchase 20 million shares of Common Stock owned by Mr. Ullman to the plaintiffs or their designees, which option has an exercise price of $0.029 per share.  Under the proposed settlement agreement and release, the Company will grant piggy-back registration rights to the option and underlying shares of Common Stock referenced in (6) above, which rights will be effective after June 1, 2010.  The Company will pay all registration fees and legal costs associated with any such registration, which are currently estimated to be approximately $3,000 to $5,000.

The settlement and release, which consists of a settlement agreement and release and option agreement by Mr. Ullman, was negotiated by Mr. Ullman on behalf of the Company with the plaintiffs. Mr. Ullman has provided case administration of the Action for the Company.

The Company believes that the settlement and release is in the best interests of the Company and its public shareholders because (1) it will, when effective, eliminate the possibility of an adverse ruling by the U.S. Court of Appeals for the Second Circuit on the plaintiffs’ appeal, which adverse ruling could potentially impose a significant liability on the Company; and (2) the continuation of the Action may discourage potential investors and funding sources from assisting the Company in financing operations and business development as well as make it more difficult to pursue any possible future merger and acquisition transactions.

The Company’s board of directors approved the general terms of the settlement and release on February 1, 2010, but approval and execution of all documents necessary to reaching a settlement and release was not achieved until the February 18, 2010 of the option granted by Mr. Ullman.  A copy of the settlement agreement and release and the option granted by Mr. Ullman are attached to this Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.  The above summary of the settlement agreement and release and option are qualified in its entirety by reference to the proposed settlement agreement and release attached as Exhibit 99.1 and the option attached as Exhibit 99.2 to this Form 8-K Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 99.2
Settlement agreement and release as approved by the CHDT Corporation Board of Directors on February 1,  2010, in the matter of Esquire Trade & Finance, Inc. and Investcor, LLC v. CBQ, Inc., Case Number 03 CIV. 9650 (SC).

  Option, dated February 1, 2010, granted by Howard Ullman in settlement of Esquire Trade & Finance, Inc. and Investcor, LLC v. CBQ, Inc., Case Number 03 CIV. 9650 (SC).

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on February 19, 2010, on its behalf by the undersigned hereunto duly authorized.

CHDT CORPORATION

By: /s/ James G. McClinton

James G McClinton, Chief Operating Officer

Exhibits.

99.1 99.2
Settlement agreement and release as approved by the CHDT Corporation Board of Directors on February 1, 2010, in the matter of Esquire Trade & Finance, Inc. and Investcor, LLC v. CBQ, Inc., Case Number 03 CIV. 9650 (SC).

  Option, dated February 1, 2010, granted by Howard Ullman in settlement of Esquire Trade & Finance, Inc. and Investcor, LLC v. CBQ, Inc., Case Number 03 CIV. 9650 (SC).